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                                    EXHIBIT 11
                                AEL INDUSTRIES, INC.
                                 COMPUTATION OF NET
                                 INCOME PER SHARE


Fiscal Year Ended

                1995           1994           1993

                -----------    -----------    -----------
Computation of number of shares for computation of net income per share:

Primary:

  Average number of class A shares outstanding
    during the year
               3,345,000      3,314,000      3,435,000
  Average number of class B shares outstanding
    during the year
                 435,000        435,000        436,000
  Incremental shares issuable on exercise of
    stock options
                  46,000         31,000         30,000

              -----------    -----------    -----------
  Total shares for computation of net income
    per share
               3,826,000      3,780,000      3,901,000

              ===========    ===========    ===========
  Net income
              $1,769,000     $1,617,000       $484,000

              ===========    ===========    ===========
  Net income per share
                   $0.46          $0.43          $0.12

              ===========    ===========    ===========
Fully diluted:

  Average number of class A shares outstanding
    during the year
               3,345,000      3,314,000      3,435,000
  Average number of class B shares outstanding
    during the year
                 435,000        435,000        436,000
  Incremental shares issuable on exercise of
    stock options
                  97,000         63,000         31,000

              -----------    -----------    -----------
  Total shares for computation of net income
    per share assuming full dilution
               3,877,000      3,812,000      3,902,000

              ===========    ===========    ===========
  Net income
              $1,769,000     $1,617,000       $484,000

              ===========    ===========    ===========
  Net income per share assuming full
    dilution
                   $0.46          $0.42          $0.12

              ===========    ===========    ===========

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